Exhibit 99.1

Gopher Protocol Releases Guardian Patch FAQ Video on YouTube

Gopher Protocol, Inc. June 20, 2016 8:00 AM

SAN DIEGO, CA—(Marketwired - Jun 20, 2016) - Gopher Protocol Inc. (OTCQB: GOPH) ("Gopher" and the "Company"), a development-stage company which specializes in real-time, heuristic-based mobile technologies, and its partner, Guardian Patch LLC, today announced an update to their prior press release dated May 16, 2016, in which the Company's CTO stated: "We are releasing the FAQ and video in order to inform consumers and the media about the benefits of the Guardian Patch and what makes it so very different from other GPS tracking technologies. Our patch can track anything anywhere on earth resulting in a whole new layer of location tracking capability."

The video is available on the Company's designated YouTube channel which is named "Gopher Protocol" and can viewed on the following link: https://youtu.be/2bzNG8x2mp4

The Company is now working on the integration of its global tracking electronic device through a manufacturing prototype. The Company has made the first version of its Guardian Map application available to the general public, which can be downloaded for free at the Apple Store and on Google Play under the name "Guardian Patch." This version of the Guardian Map provides users with a demonstration of individually-owned patches "in motion" as they move around the continental United States.

Integration and massive testing procedures are currently in high gear, including regression tests. Without unforeseen delays, a fully-integrated working prototype system is intended to be fully-operational by the third quarter of 2016.

About Guardian Patch
The Guardian Patch (the "Patch"), potentially arriving in consumer markets in 2017, is a unique location technology that works with or without GPS. The Patch is a "stick-on" device that provides its users with the capability to protect and track objects, a loved-one or even a pet, through a mobile application. Download the Patch app, register your patch, and track anything that you own on your mobile device or on our designated website. Register the Patches of your family members and friends to receive alerts in the event of an emergency. Peel the Patch off and the Patch acts as a beacon, sending out a signal and notifying anyone who has registered the user's Patch.

About Gopher Protocol Inc.
Gopher Protocol Inc. (OTCQB: GOPH) ("Gopher" and the "Company") (http://gopherprotocol.com/) is a development-stage company developing a real-time, heuristic-based mobile technology. Upon development, the technology will consist of a smart microchip, mobile application software and supporting software that will run on a server. The system contemplates the creation of a global network. Gopher believes this will be the first system that is developed using a human, heuristic-based analysis engine. Since the core of the system will be its advanced microchip technology that will be capable of being installed in any mobile device worldwide, Gopher expects that this will result in an internal, private network between all mobile devices utilizing the microchip by providing mobile technology for computing power enhancement, advanced mobile database management/sharing and other additional mobile features.

Corporate Site: http://gopherprotocol.com
Press page/ press kit: http://gopherprotocol.com/?page_id=228
Consumer and product website for Guardian Patch: http://www.guardianpatch.com/.

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements". Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Dr. Danny Rittman
CTO
Gopher Protocol Inc.
888-685-7336
Media: press@gopherprotocol.com